As filed with the Securities and Exchange Commission on July 6, 2015
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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TECK RESOURCES LIMITED
(Exact name of registrant as specified in its charter)
__________________
Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
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Suite 3300, 550 Burrard Street
Vancouver, British Columbia V6C 0B3
(Address of Principal Executive Offices, Including Zip Code)
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Teck Resources Limited 2010 Stock Option Plan, as amended
(Full title of the plans)
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CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name and address of agent for service)
(212) 894-8800
(Telephone number, including area code, of agent for service)
__________________
Copies to:
Hellen Siwanowicz McMillan LLP Brookfield Place, 181 Bay Street Suite 4400 Toronto, Ontario, Canada M5J 2T3 (416) 865-7000	Peter C. Rozee Teck Resources Limited Suite 3300, 550 Burrard Street Vancouver, British Columbia, Canada V6C 0B3 (604) 699-4000	Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” or a “smaller reporting company” in Rule 12-b2 of the Exchange Act.
☒Large accelerated filer	☐Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class B Subordinate Voting Shares (3)	18,000,000	$9.65(2)	$173,745,000(2)	$20,189.17
(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of Class B Subordinate Voting Shares (the “Class B Shares”).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Class B Shares as reported on the New York Stock Exchange on July 1, 2015, a date within five business days of the filing of this Registration Statement.
(3)	Represents Class B Shares to be issued under the 2010 Stock Option Plan, as amended.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, the registrant, Teck Resources Limited (the “Registrant”), is filing this registration statement (the “Registration Statement”) with respect to the issuance of an additional 18,000,000 of its Class B Subordinate Voting Shares (the “Class B Shares”) under its 2010 Stock Option Plan, as amended, dated as of February 9, 2010, as amended on September 20, 2010, February 22, 2011 and February 17, 2015 (as amended, the “Plan”).  On November 24, 2010, the Registrant filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement (the “Original Registration Statement”) on Form S-8 (File No. 333-170840) with respect to the issuance of Class B Shares under the Plan. Except as otherwise provided herein, the contents of the Original Registration Statement are hereby incorporated in the Registration Statement by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents filed with the Commission are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 40-F for the year ended December 31, 2014, filed with the Commission on March 06, 2015;
2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s latest annual report referred to in 1 above; and
3.	The description of the Class B Shares as set forth in the Registrant’s Registration Statement on Form 8-A filed on June 19, 2006, and any further amendment or report filed for the purposes of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all Class B Shares offered hereby have been sold or which deregisters all Class B Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5.     Interests of Named Experts and Counsel.
Each of Rodrigo Marinho, P.Geo., Don Mills, P.Geo. and Eric Jensen, P.Eng., is an employee of the Registrant and/or one of its subsidiaries or affiliates and each is presently eligible to receive options to purchase Class B Shares under the Plan from time to time.
Item 8.     Exhibits.
The exhibits listed under the caption “Exhibit Index” of this Registration Statement are incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 6th day of July, 2015.
TECK RESOURCES LIMITED

By:	/s/ Ronald A. Millos
	Name:	Ronald A. Millos
	Title	Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Donald R. Lindsay, Ronald A. Millos, Peter C. Rozee and Karen L. Dunfee, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 6, 2015.
Signature	Capacity	Date

/s/ Donald R. Lindsay
Donald R. Lindsay	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2015

/s/ Ronald A. Millos
Ronald A. Millos	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	July 6, 2015

/s/ John F. Gingell
John F. Gingell	Vice President and Corporate Controller (Principal Accounting Officer)	July 6, 2015

/s/ Norman B. Keevil
Norman B. Keevil	Chairman of the Registrant and Director	July 6, 2015

/s/ Mayank M. Ashar
Mayank M. Ashar	Director	July 6, 2015

/s/ Felix P. Chee
Felix P. Chee	Director	July 6, 2015

/s/ Jack L. Cockwell
Jack L. Cockwell	Director	July 6, 2015

Signature	Capacity	Date

/s/ Laura L. Dottori-Attanasio
Laura L. Dottori-Attanasio	Director	July 6, 2015

/s/ Edward C. Dowling
Edward C. Dowling	Director	July 6, 2015

/s/ Norman B. Keevil III
Norman B. Keevil III	Director	July 6, 2015

/s/ Takeshi Kubota
Takeshi Kubota	Director	July 6, 2015

/s/ Takashi Kuriyama
Takashi Kuriyama	Director	July 6, 2015

/s/ Tracey L. McVicar
Tracey L. McVicar	Director	July 6, 2015

/s/ Kenneth W. Pickering
Kenneth W. Pickering	Director	July 6, 2015

/s/ Warren S. R. Seyffert, Q.C.
Warren S. R. Seyffert, Q.C.	Director	July 6, 2015

/s/ Timothy R. Snider
Timothy R. Snider	Director	July 6, 2015

EXHIBIT INDEX
Exhibit Number	Description
4.1	Certificate and Articles of Amalgamation (incorporated by reference to the Form 6-K filed January 11, 2008).
4.2	Articles of Amendment (incorporated by reference to Exhibit 4.2 of the Original Registration Statement).
4.3	By-Laws effective June 8, 2000 and confirmed by the shareholders of the Registrant on April 25, 2001 (incorporated by reference to Exhibit 3.2 to the Form 8-A filed June 19, 2006).
4.4	By-Law No. 2 effective November 20, 2007 and confirmed by the shareholders of the Registrant on April 23, 2008 (incorporated by reference to the Form 6-K filed on May 2, 2008).
5.1*	Opinion of McMillan LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby.
10.1*	Teck Resources Limited 2010 Stock Option Plan, as amended.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of McMillan LLP (included as part of Exhibit 5.1 hereto).
23.3*	Consent of Rodrigo Marinho, P.Geo.
23.4*	Consent of Luis Mamani, SME Registered Member
23.5*	Consent of Don Mills, P.Geo.
23.6*	Consent of Eric Jensen, P.Eng.
23.7*	Consent of Sproule Unconventional Ltd.
23.8*	Consent of GLJ Petroleum Consultants Ltd.
24.1	Power of Attorney (included in the signature page of this Registration Statement).
*Filed herewith.